UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

August 19, 2009

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0000721693	4911-Electric Services	06628887
(Central Index Key)	(Standard Industrial Classification)	(Film Number)

Suite 909, Tower B
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068
 (Address of principal executive offices, including zip code)

(011) 86-29-8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           China Recycling Energy Corporation (the “Company”), on management’s recommendation and in consultation with Goldman Parks Kurland Mohidin, LLP (“GPKM”), the Company’s independent registered public accounting firm, concluded on August 19, 2009 that the financial statements for the fiscal year ended December 31, 2008, as presented in our Annual Report on Form 10-K, and for each of the three months ended June 30, 2008, September 30, 2008 and March 31, 2009, as presented in our Quarterly Reports on Form 10-Q, should no longer be relied upon due to the accounting issues set forth below.

The accounting issues relate to (i) the reclassification of current tax payable to deferred tax liability on the Company’s sales-type leases, as the Company did not separately record the deferred tax liability; (ii) the expensing of the unamortized amount of the beneficial conversion feature in connection with the 2008 amendment of a convertible note that was issued by the Company to certain investors in 2007; (iii) the reclassification of interest expense from interest income for the three months ended June 30, 2008; and (iv) the reclassification of 3,000,000 stock options under the Company’s 2007 Nonstatutory Stock Option Plan from the fair value of the options as a liability to equity recorded as additional paid in capital.

Accordingly, the Company will restate its financial statements for the fiscal year ended December 31, 2008 and for each of the three month periods ended June 30, 2008, September 30, 2008 and March 31, 2009, by disclosing the effect of these errors in an amended Form 10-K for the fiscal year ended December 31, 2008 and in an amended Form 10-Q for each of the three months ended June 30, 2008, September 30, 2008 and March 31, 2009, respectively.

The Company’s Board of Directors and executive officers have discussed the above matters with GPKM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: August 25, 2009	/s/ Xinyu Peng
Xinyu Peng Chief Financial Officer